Exhibit 10.35

DWSI HOLDINGS INC.

2020 EQUITY INCENTIVE PLAN

TABLE OF CONTENTS

1.	PURPOSE OF THE PLAN	3

2.	DEFINITIONS	3

3.	ELIGIBILITY	7

4.	ADMINISTRATION OF THE PLAN	7

4.1	Overall Administration	7
4.2	Composition of Committee	7
4.3	Authority	7
4.4	Operational Administration	9
4.5	No Liability	9

5.	GRANT OF AWARDS	9

5.1	Grant by the Board	9
5.2	Recommendation of Committee	9
5.3	Award Agreements	9
5.4	Exercise Price	9
5.5	Number of Shares Available for Awards	10
5.6	No Right to Employment or Continued Engagement as a Director or Consultant	10
5.7	Grants to Directors	10
5.8	Delivered Shares	10

6.	OPTIONS	10

6.1	General	10
6.2	Term	10
6.3	Exercise Period Not to Exceed Term	11
6.4	Vesting	11
6.5	Exercise of Options	11
6.6	Consideration Payable	12
6.7	Issuance of Shares	12
6.8	Extension of Expiring Options Prior to Public Listing	12
6.9	Cashless Exercise of Options	12

7.	SHARE APPRECIATION RIGHTS	13

8.	RESTRICTED SHARES	13

9.	RESTRICTED SHARE UNITS	14

10.	PERFORMANCE AWARDS	15

i

10.1	General	15
10.2	Grant of Performance Awards	15

11.	OTHER SHARE-BASED AWARDS	15

12.	TERMINATION PROVISIONS FOR ALL AWARDS	16

12.1	Termination of Awards	16
12.2	No Compensation on Termination	16
12.3	Termination of Employee Awards	16
12.4	Change of Employment	16
12.5	Termination of Non-Employee Director Awards	16
12.6	Termination of Consultant Awards	17

13.	OTHER RESTRICTIONS, TERMS AND CONDITIONS FOR ALL AWARDS	17

13.1	Consideration and Payments	17
13.2	Fractional Shares	17
13.3	Individual or Tandem Grants	18
13.4	Transfer and Assignment	18
13.5	Adjustments Upon Changes in Capitalization, Amalgamation, Dissolution, etc.	18
13.6	Compliance with Regulatory Laws	19
13.7	Loans	20
13.8	Amendments	20
13.9	Withholding	20
13.10	Drag Along	21
13.11	Going Public Agreements	21
13.12	No Rights as Shareholder	21
13.13	Termination of Plan	22

14.	ADDITIONAL PROVISIONS CONCERNING U.S. PARTICIPANTS	22

14.1	Board Discretion Regarding Qualification	22
14.2	Options granted to Non-Employees	22
14.3	Additional Terms and Conditions	22
14.4	At-Will Employment	23
14.5	Section 409A	23
14.6	Legend	23
14.7	Taxes	24

15.	GENERAL	24

15.1	No Representation or Warranty	24
15.2	Notices	24
15.3	Corporate Action	24
15.4	Severability	24
15.5	No Trust	25
15.6	Further Assurances	25
15.7	Governing Law	25

ii

DWSI HOLDINGS INC.

EQUITY INCENTIVE PLAN

1.	PURPOSE OF THE PLAN

The purpose of the Plan is to provide eligible Participants an opportunity from time to time to acquire a proprietary interest in the Company and to secure for the Company and its shareholders the benefits inherent in such an interest, namely: developing the interest of eligible Participants in the growth and development of the Company, providing an incentive to eligible Participants to further the success of the Company, attracting and retaining eligible Participants, and rewarding eligible Participants with the benefits associated with having a proprietary interest in the Company.

2.	DEFINITIONS

In this Plan, except as otherwise expressly provided or as the context otherwise requires:

(a)	“Affiliate” has the meaning given to it in the BCBCA;

(b)	“Award” means any Option, SAR, Restricted Shares, RSU, Performance Award or Other Share-Based Award granted under the Plan;

(c)	“Award Agreement” means any agreement, contract or other instrument or document evidencing any Award granted under the Plan, which may, but need not, be executed or acknowledged by a Participant;

(d)	“Award Holder” means a Participant who has been granted one or more Awards under this Plan;

(e)

“BCBCA” means the Business Corporations Act (British Columbia), as amended from time to time, and every statute that may be substituted therefor, and in the case of any such amendment or substitution, any reference in this Agreement to the BBCBCA shall be read as referring to the amended or substituted provisions therefor;

(f)	“Board” means the board of directors of the Company;

(g)

“Change in Control” means when any Person, together with any Affiliate or “associate”, as defined by the BCBCA, of such Person acquires the “beneficial ownership”, as defined in the BCBCA, directly or indirectly, of securities of the Company representing 50 percent or more of the combined voting power of the Company’s then outstanding securities; or the occurrence of a transaction requiring shareholder approval of the acquisition of the Company by an entity other than the Company or an Affiliate through purchase of assets, by amalgamation or otherwise;

(h)

“Code” means the United States Internal Revenue Code of 1986, as amended from time to time, and all rules, regulations and Internal Revenue Service or Treasury guidance thereunder. Any reference to a provision in the Code shall include any successor provision thereto;

(i)

“Committee” means the Compensation Committee of the Board or such other committee as may be designated by the Board. If the Board does not designate the Committee, references herein to the “Committee” shall refer to the Board;

(j)	“Common Shares” means common shares in the capital of the Company from time to time;

(k)	“Company” means DWSI Holdings Inc.;

(l)

“Constating Documents” means the incorporating documents of the Company, including, without limitation, the articles, by-laws and any unanimous shareholders agreement, together with any amendments thereto or replacements thereof;

(m)

“Consultant” means any person, including an advisor but excluding Directors and Employees, engaged by the Company or an Affiliate under a written contract to render consulting, advisory or other services to the Company or an Affiliate;

(n)	“Date of Grant” means the date specified by the Board at the time it grants an Award, or, if no such date is specified, the date upon which the Award was granted;

(o)	“Director” means a member of the Board or a member of the board of directors of an Affiliate;

(p)

“Disability” means the inability of an Award Holder to fulfil their duties to the Company by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of six months or for any period of six months (whether or not consecutive) in any consecutive twelve month period, as determined by the Board in its sole and absolute discretion;

(q)

“Employee” means a person who is employed by the Company or an Affiliate, with the status of employment determined based upon such factors as are deemed appropriate by the Committee in its discretion, subject to any requirements of applicable law;

(r)	“Exercise Notice” has the meaning given to it in Section 5;

(s)

“Exercise Period” means, with respect to any Award, the period during which an Award Holder may purchase or acquire the Shares pursuant to Awards that have vested between the Date of Grant and the Expiry Date;

(t)	“Exercise Price” means the exercise price per Share for each applicable Award as determined by the Board pursuant to section 5.4;

(u)

“Expiry Date” means the earlier of the tenth anniversary of the Date of Grant, termination or expiry of the Award in accordance with the Plan, and the date specified in the relevant Award Agreement, provided that with respect to RSUs or Performance Awards granted to an Award Holder who is subject to Canadian taxation on the Date of Grant, the Expiry Date shall be no later than the date which is three years following the end of the year in which the Date of Grant occurs and shall, in all cases, be in compliance with the requirements pertaining to the exception to the application of the salary deferral arrangement rules in paragraph (k) of the definition of “salary deferred arrangement” in subsection 248(1) of the Income Tax Act (Canada), as such section may be amended or re-enacted from time to time;

(v)	“Fair Market Value” means, with respect to Shares as of any particular date, the determination made by the Board by the reasonable application of a reasonable valuation method which includes consideration of all relevant available facts and circumstances that impact the value of the Company, including as applicable, the value of tangible and intangible assets of the Company, the present value of anticipated future cash flows of the Company, the market value of equity interests in similar corporations and other entities engaged in trades or businesses substantially similar to those engaged in by the Company (the value of which can be readily determined through nondiscretionary, objective means), recent arm’s length transactions involving the sale or transfer of the common shares, control premiums, minority ownership discounts, discounts for lack of marketability, reserves and holdbacks related to recent transactions, and valuations made for other purposes that have a material economic effect on the Company, its shareholders or its creditors, and the Board’s method of determining fair market value under the Plan shall be consistently applied and shall be consistent with valuation methods used to value the Shares for other purposes. In the event that the Shares are publicly traded on a Securities Exchange (within the meaning of section 409A of the Code), the fair market value means, for any particular date, the last sale price of the Shares on the applicable Securities Exchange or, if no reported sales take place on the applicable date, the average of the high bid and low asked price of the Shares as reported for such date or, if no such quotation is made on such date, on the next preceding day on which there were quotations, provided that such quotations shall have been made within the ten (10) business days preceding the applicable date;

(w)	“Inside Director” means a Director who is also an Employee of the Company;

(x)	“Non-Qualified Share Option” means an Option that is not a Qualified Share Option, as designated in the applicable Award Agreement or pursuant to Section 11;

(y)	“Officer” means a duly appointed officer of the Company;

(z)	“Option” means an Award that is a non-assignable and non-transferable option to purchase Shares granted pursuant to the Plan;

(aa)	“Other Share-Based Award” means an Award granted pursuant to Section 11;

(bb)	“Participant” means an Employee, Director or Consultant of or an Affiliate of the Company, or such other Person as determined by the Board;

(cc)	“Performance Award” means an Award granted pursuant to Section Error! Reference source not found.;

(dd)

“Person” means any individual, partnership, joint venture, syndicate, sole proprietorship, company or corporation with or without share capital, trust, trustee, executor, administrator, or other legal personal representatives, regulatory body or agency, government or governmental agency, authority or entity howsoever designated or constituted;

(ee)	“Plan” means this equity compensation plan of the Company, as amended, supplemented or amended and restated from time to time;

(ff)	“Plan Shares” means Shares allotted or reserved from time to time by the Board for issuance pursuant to the exercise of Awards;

(gg)	“Qualified Share Option” means an Option intended to qualify as an incentive stock option within the meaning of section 422 of the Code, as designated in the applicable Award Agreement;

(hh)	“Restricted Share” means any Share granted pursuant to Section 8;

(ii)

“RSU” or restricted share unit, means a contractual right granted pursuant to Section 8 that is denominated in Shares, with each RSU representing a right to receive the value of one Share (or percentage of such value) in cash, Shares or a combination thereof, and which may include the right to receive dividend equivalents;

(jj)

“SAR” or “Share Appreciation Right”, means any right granted pursuant to Section 7 to receive upon exercise by an Award Holder or settlement, in cash, Shares or a combination thereof, the excess of (i) the Fair Market Value of one Share on the date of exercise or settlement over (ii) the Exercise Price or hurdle price of the right on the date of grant, or if granted in connection with an Option, on the date of grant of the Option;

(kk)	“Securities Exchange” has the meaning given to it in Section 13.11;

(ll)	“Shareholder” means a holder of a Share;

(mm)	“Share” or “Shares” means the shares of any class in the capital of the Company with the right to vote at a general meeting of shareholders;

(nn)	“Subsidiary” means a company that is a subsidiary of the Company as determined in accordance with the BCBCA;

(oo)	“Substitute Awards” means an Award granted in assumption of, or in substitution for, an outstanding award previously granted by a company acquired by the Company or with which the Company combines.

(pp)

“Termination” “Terminate” or “Terminated” means, for the purposes of this Plan with respect to an Award Holder, that the Award Holder has for any reason ceased to provide active services as an Employee, Director or Consultant. An Award Holder is Terminated on the date of delivery of the written or oral notice of Termination given by an Award Holder to the Company or by the Company to the Award Holder or such other date as is expressly set out in such notice, regardless of whether the termination is voluntary or involuntary or with or without cause and notwithstanding that the Award Holder may or may not be entitled to additional notice of termination, garden leave or similar benefits pursuant to statute or otherwise. An Employee will not be deemed to have ceased to provide active service in the case of:

(i)	absence on approved sick leave or other leave mandated by statute; or

(ii)

any other leave of absence approved by the Board, provided that such leave is for a period of not more than 90 days unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to formal policy adopted from time to time by the Company and issued and promulgated to employees in writing.

Notwithstanding anything to the contrary, the Board will have sole discretion to determine whether an Award Holder has ceased to provide active services to the Company and the effective date on which the Award Holder ceased to provide active services, and the earlier of such date and the date the employment, director or consulting agreement between the Award Holder and the Company or an Affiliate of the Company terminates in accordance with its terms (the “Termination Date”).

(qq)

“Transfer” includes any sale, exchange, assignment, gift, bequest, disposition, mortgage, charge, pledge, encumbrance, grant of a security interest or other arrangement by which possession, legal title or beneficial ownership passes from one Person to another, or to the same Person in a different capacity, whether or not voluntarily and whether or not for value, and any agreement to effect any of the foregoing; and the words “Transferred”, “Transferring” and similar words have corresponding meanings.

(rr)	“U.S. Award Holder” means an Award Holder who, on the Date of Grant, is a United States citizen or resident within the meaning of the Code; and

(ss)	“U.S. Subsidiary” means a subsidiary of the Company within the meaning of subsection 424(f) of the Code or any successor provision.

3.	ELIGIBILITY

All Participants will be eligible to participate in the Plan to the extent approved by the Committee or the Board. Eligibility to participate does not and will not confer upon any Participant any right to be granted an Award pursuant to the Plan. The extent to which any Participant will be entitled to be granted an Award pursuant to the Plan will be determined in the final and absolute discretion of the Board.

4.	ADMINISTRATION OF THE PLAN

4.1	Overall Administration

The Plan will be administered by the Board or the Committee. The Board or the Committee may issue rules and regulations for administration of the Plan.

4.2	Composition of Committee

To the extent applicable and necessary or desirable to comply with applicable regulatory regimes, any action by the Committee shall require the approval of Committee members who are (i) independent, within the meaning of and to the extent required by applicable rulings and interpretations of the applicable Securities Exchange on which the Shares are quoted or traded; and (ii) not an Inside Director. The Board may designate one or more directors as alternate members of the Committee who may replace any absent or disqualified member at any meeting of the Committee.

4.3	Authority

The Board or Committee, as applicable, will have the authority to implement and carry out the Plan, including without limitation, the authority to:

(a)	designate Participants;

(b)	determine the Participants to whom Awards will be granted;

(c)	determine the type or types of Awards (including Substitute Awards) to be granted to a Participant under the Plan;

(d)	determine the number of Shares to be issuable pursuant to (or with respect to which payments, rights or other matters are to be calculated in connection with) Awards;

(e)	determine the terms and conditions of any Award, including but not limited to:

(i)	the time or times at which Awards may be granted;

(ii)	the Exercise Price for each applicable Award;

(iii)	the time or times when each Award will become vested and the duration of the Exercise Period and whether an Award has become exercisable;

(iv)

whether restrictions or limitations are to be imposed on Shares, and the nature of such restrictions or limitations, if any, and determine whether such restrictions or limitations have been satisfied; and

(v)	subject to Section 13.8, any modification of the Exercise Period or the Expiry Date regarding any Award, based on such factors as the Board may determine and in accordance with applicable law;

(f)

determine whether, to what extent and under what circumstances Awards may be settled or exercised in cash, Shares, other Awards, other property, net settlement, cashless exercise, broker-assisted cashless exercise or any combination thereof, or cancelled, forfeited or suspended, and the method or methods by which Awards may be settled, exercised, cancelled, forfeited or suspended;

(g)

determine whether, to what extent and under what circumstances cash, Shares, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee;

(h)	interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan, including any Award Agreement;

(i)	establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan;

(j)

grant waivers with respect to the Plan, an Award or an Award Agreement, amend or modify an Award or an Award Agreement, and correct any defect or reconcile any inconsistency with the Plan, an Award or an Award Agreement, including any amendments, modifications or corrections required to ensure compliance with applicable law or the requirements of applicable Securities Exchanges; and

(k)	make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

Notwithstanding anything set forth in this Plan to the contrary, the Board shall, subject to applicable law, have full discretion as to the implementation of the Plan and all decisions, interpretations and constructions of the Board of any provisions of the Plan, any questions arising under the Plan, any Award, any Award Agreement or any other document executed pursuant to the Plan, and any determinations made with respect to any Award will be final, conclusive and binding on all Award Holders and all other Persons including the Company, its shareholders and Participants.

4.4	Operational Administration

The day-to-day administration of the Plan may be delegated to such Officers, committees (including the Committee) and Employees of the Company as the Board may determine from time to time.

4.5	No Liability

(a)	No member of the Board will be liable for any action or determination made with respect to the Plan or any Award granted under it.

(b)

The Company makes no representations or warranties to any person regarding the tax consequences of participating in the Plan, including but not limited to, being granted an Award under the Plan, entering into an Award Agreement or exercising an Award under the Plan and Participants must seek their own tax advice on such matters. Participants who receive an Award must pay all applicable taxes assessed against the Participant by a competent taxation authority, if any, which are required by law to be paid in consequence of the Participant’s participation in the Plan, and each Participant will indemnify and hold harmless the Company from all liability, if any, for any of the following that are assessed against the Participant by a competent taxation authority: tax, penalty, interest or any other amount of any kind whatsoever arising by consequence of the performance by the Company’s obligations under the Plan or any Award Agreement.

5.	GRANT OF AWARDS

5.1	Grant by the Board

The Board may, at any time, subject to the terms of the Plan, grant to a Participant an Award or Awards in respect of the number of Shares the Board determines and the Board may specify the Date of Grant, the Exercise Price, vesting timing and conditions, Expiry Date and such other terms and conditions of the Award.

5.2	Recommendation of Committee

The Committee of the Board will provide the Board from time to time with its recommendations in respect of the granting of Awards to Participants.

5.3	Award Agreements

Each Award granted to a Participant will be evidenced by an Award Agreement, substantially in the form attached as Schedule A or Schedule B, as applicable, or in such other form approved by the Board, which agreement may include other terms approved by the Board (and which need not be the same for each Participant and which may, but need not, be executed or acknowledged by an Award Holder).

5.4	Exercise Price

The Exercise Price per Share purchasable under an Award will be determined by the Board at the time of the grant of the Award by the Board provided, however, that, except in the case of Substitute Awards, such exercise price shall not be less than the Fair Market Value of a Share on the date of grant of such Award.

5.5	Number of Shares Available for Awards

Unless altered by the Board and subject to Section 13.5, the maximum number of Plan Shares available for granting of Awards under the Plan and all other plans of a similar nature will not exceed the number of Shares listed in Schedule D. No Award may be granted by the Board which would have the effect of causing the total number of all Shares subject to purchase under outstanding Awards to exceed the number of Plan Shares. If an Award expires, terminates, is surrendered, is cancelled or otherwise becomes unexercisable without having been exercised in full (each, a “Surrendering Event”), the Shares previously subject to such Award will be available for future grant under the Plan (unless the Plan has terminated). The Company will reserve and keep available a sufficient number of Shares as would be required to satisfy all of the outstanding Awards granted under this Plan. Notwithstanding the foregoing and, subject to adjustment as provided in section 16 of the Plan, the maximum number of Shares that may be issued upon the exercise of Awards as well as the maximum number of Shares that may be issued upon the exercise of Qualified Share Options will equal the number of Shares listed in Schedule D (to the extent not issued or issuable pursuant to outstanding Awards), plus, to the extent allowable under Section 422 of the Code and the Treasury Regulations promulgated thereunder, any Shares that become available for issuance under the Plan as a result of a Surrendering Event pursuant to this Section 5.5.

5.6	No Right to Employment or Continued Engagement as a Director or Consultant

The granting of an Award to a Participant under the Plan does not confer upon the Participant any right or expectation of employment by, or continued employment by, the Company or any Affiliate, or any right or expectation of engagement, or continued engagement, as a Director or Consultant by the Company or any Affiliate, nor will it interfere in any way with the Company’s right to terminate any such relationship at any time, with or without cause.

5.7	Grants to Directors

Grants to Directors are solely at the discretion of the Board and if the Board proposes to grant an Award to a Director, that Director will not participate in the decision of the Board to grant such Award. The grant of Awards to a Director shall not restrict the Board from providing additional compensation to the Director in another form.

5.8	Delivered Shares

Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or Shares acquired by the Company.

6.	OPTIONS

6.1	General

The Board is authorized to grant Awards that are Options to Participants with the terms and conditions set forth in this Section 6 and with such additional terms and conditions, in either case consistent with the provisions of the Plan, as the Board shall determine.

6.2	Term

The term of an Option may be determined by the Board, but in any event, subject to accelerated termination of an Option and other early termination as provided for in the Plan or an Award Agreement, each Option will expire on the earlier of:

(a)	the Expiry Date; and

(b)	the tenth anniversary of the date that the Shares become publicly listed for trading on a Securities Exchange,

provided that the Board may (but shall not be required to) provide in an Award Agreement for an extension of the Expiry Date in the event the exercise of the Option would be prohibited by law at the time of expiration pursuant to the terms of the Award Agreement or this Plan.

6.3	Exercise Period Not to Exceed Term

In no event will the Exercise Period for an Option exceed the term of the Option.

6.4	Vesting

(a)	Subject to Section 6.4(c) and the termination provisions herein, each Option will vest in accordance with the vesting schedule as determined by the Board.

(b)

Vesting During Leaves of Absence. Except as required by operation of law or as approved by the Board, vesting of an Option will be suspended during any absence of more than 30 days in connection with approved sick leave, leave mandated by statute, or other leave of absence approved by the Board. Vesting will resume and continue upon the Award Holder’s return from such leave.

(c)

Accelerated Vesting. The Board will have the discretion to accelerate the date upon which any portion of any Option may vest. If the application of vesting causes any Option to become exercisable with respect to a fractional Share, such Share shall be rounded down to the nearest whole Share.

6.5	Exercise of Options

(a)

Once an Option has vested in accordance with Section 6.4, an Option may be exercised by the Award Holder from time to time, at any time until its terms expire or earlier termination of the Option in accordance with the Plan or the relevant Award Agreement.

(b)	Options that have vested and have not expired, may be exercised at any time or from time to time, in whole or in part, provided that:

(i)	an Option may not be exercised for fewer than the lesser of (A) 1000 shares and (B) all vested Shares in the Option if the Option has terminated early in accordance with Section 12; and

(ii)	an Option may not be exercised for a fraction of a Share.

(c)

The Award Holder may elect to purchase all or a portion of the Shares which are then vested, by delivering to the Company a notice in the form attached as Schedule B (the “Exercise Notice”), or such other form or forms as may be approved by the Board, and providing the Company with payment in full of the Exercise Price for the Shares with respect to which the Option is being exercised, subject to any required tax withholding as provided by Section 13.9.

(d)

If a legal representative of the Award Holder or someone other than the Award Holder intends to exercise an Option, and is permitted to exercise such Option under the terms of this Plan and the applicable Award Agreement, then such person must submit documentation reasonably acceptable to the Company that such person has the right to exercise the Option.

(e)	The Option may not be exercised unless such exercise is in compliance with all applicable securities laws, as they are in effect on the date of exercise.

6.6	Consideration Payable

The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Committee. Such consideration, to the extent permitted by applicable laws, the Award Agreement and the Plan, may consist entirely of: (i) cash or certified cheque or combination thereof; (ii) net settlement or broker-assisted cashless exercise; or (iii) to the extent expressly permitted by the Committee, (A) except for an Award Holder that is resident in Canada, other Shares which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised; or (B) such other consideration and method of payment for the issuance of Shares to the extent permitted by applicable laws.

6.7	Issuance of Shares

Unless exercised pursuant to any net settlement or broker-assisted cashless exercise policy that may be adopted by the board from time to time, upon provision to the Company of the Exercise Notice and payment in full of the amounts described in Section 6.1 and 6.2, the Company will issue to the Award Holder (or their legal representative) the number of Shares acquired by the Award Holder (or its legal representative) and will deliver, within a reasonable period of time, a share certificate or certificates representing the number of Shares acquired (or electronic transfer in lieu thereof). If exercised pursuant to any net settlement or broker-assisted cashless exercise policy that may be adopted by the board from time to time, upon provision to the Company of the Exercise Notice, the Company will pay to the Award Holder such amount as determined in accordance with such cashless exercise policy net of any applicable withholding taxes.

6.8	Extension of Expiring Options Prior to Public Listing

Notwithstanding any other term of this Plan, provided that the Shares have not become publicly listed and posted for trading on a Securities Exchange, the Committee may review each unexpired Option that has been granted under the Plan and, on a case-by-case basis, determine whether to extend such Option’s Expiry Date, (subject to such terms and conditions as the Committee may determine in its sole discretion, and subject to any other applicable terms and conditions of the Plan, as the Plan may be amended from time to time.. The Board will consider the Committee’s recommendation with respect to each Option, and shall have the sole and exclusive discretion as to whether, and on what terms and conditions, to extend the expiry date of any particular Option, which decision shall be evidenced by an Award Agreement.

6.9	Cashless Exercise of Options

The Board may, in its sole and absolute discretion, adopt a net settlement or broker-assisted cashless exercise policy.

7.	SHARE APPRECIATION RIGHTS

The Committee is authorized to grant SARs to Participants with the following terms and conditions and with such additional terms and conditions, in either case consistent with the provisions of the Plan, as the Committee shall determine:

(a)

The Exercise Price or hurdle price per Share under a SAR shall be determined by the Committee; provided, however, that, except in the case of Substitute Awards, such Exercise Price or hurdle price shall not be less than the Fair Market Value of a Share on the date of grant of such SAR.

(b)	The term of each SAR shall be fixed by the Committee but shall not exceed 10 years from the date of grant of such SAR.

(c)

The Committee shall determine the time or times at which a SAR may vest and/or be exercised or settled in whole or in part. Unless otherwise determined by the Committee or unless otherwise set forth in an Award Agreement, the provisions set forth in Section 12 shall apply to any SAR. The Committee may specify in an Award Agreement that an “in-the-money” SAR shall be automatically exercised on its expiration date.

(d)

The Award Holder may elect to exercise all or a portion of its vested SARs by delivering to the Company a notice in the form attached as Schedule C or such other form as may be approved by the Board, and providing the Company with such other information, applicable payment in full of the Exercise Price for the rights with respect to which the SAR is being exercised, and any required tax withholding as provided by Section 13.9.

8.	RESTRICTED SHARES

The Committee is authorized to grant Awards of Restricted Shares to Participants with the following terms and conditions and with such additional terms and conditions, in either case consistent with the provisions of the Plan, as the Committee shall determine:

(a)

The Company may grant Restricted Shares to such Participant or Participants in such number and at such times as the Committee may, in its sole discretion, determine, as a bonus or similar payment in respect of services rendered by the Participant for a fiscal year of the Company or otherwise as compensation, including as an incentive for future performance by the Participant.

(b)	The Award Agreement for Awards of Restricted Shares shall specify:

(i)	the vesting schedule;

(ii)	the Exercise Price, which, to the extent required by applicable law, will not be less than the par value of a Share;

(iii)

the consideration permissible for the payment of the purchase price of the Restricted Shares, which shall be satisfied in one of the following ways: (i) in cash at the time of purchase; (ii) by services rendered or to be rendered to the Company; or (iii) in any other form of legal consideration that may be acceptable to the Board; and (iv) transferability.

(c)

Shares of Restricted Shares shall be subject to such restrictions as the Committee may impose (including any limitation on the right to vote a Share of Restricted Shares or the right to receive any dividend, dividend equivalent or other right), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate.

(d)

Any Share of Restricted Shares granted under the Plan may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of a share certificate or certificates. In the event any share certificate is issued in respect of shares of Restricted Shares granted under the Plan, such certificate shall be registered in the name of such Award Holder and may bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Share.

(e)	Unless otherwise determined by the Committee or unless otherwise set forth in an Award Agreement, the provisions set forth in Section 12 shall apply to any Award of Restricted Shares.

9.	RESTRICTED SHARE UNITS

The Committee may grant RSUs to such Participant or Participants in such number and at such times as the Committee may, in its sole discretion, determine, as a bonus or similar payment in respect of services rendered by a Participant for a fiscal year of the Company or otherwise as compensation, including as an incentive for future performance by a Participant. The Committee is authorized to grant Awards of RSUs to Participants in accordance with the terms hereof and with such additional terms and conditions, in either case consistent with the provisions of the Plan, as the Committee shall determine, including:

(a)	The Award Agreement shall specify the vesting schedule and the delivery schedule (which may include deferred delivery later than the vesting date).

(b)

Shares of RSUs shall be subject to such restrictions as the Committee may impose, which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate.

(c)

Dividend equivalents may be credited in respect of RSUs, as the Committee deems appropriate. Such dividend equivalents may be converted into additional RSUs by dividing (1) the aggregate amount or value of the dividends paid with respect to that number of Shares equal to the number of RSUs then credited by (2) the Fair Market Value per Share on the payment date for such dividend. The additional RSUs credited by reason of such dividend equivalents will be subject to all the terms and conditions of the underlying RSUs to which they relate.

(d)	Unless otherwise determined by the Committee or unless otherwise set forth in an Award Agreement, the provisions set forth in Section 12 shall apply to any RSU.

(e)	A Director that is not an Employee and is subject to Canadian taxation shall not be entitled to receive RSUs.

10.	PERFORMANCE AWARDS

10.1	General

The Committee is authorized to grant Performance Awards to Participants pursuant to the terms and conditions of this Section 10 and with such additional terms and conditions, in either case consistent with the provisions of the Plan, as the Committee shall determine.

10.2	Grant of Performance Awards

(a)

The Committee may grant Performance Awards to such Participant or Participants in such number and at such times as the Committee may, in its sole discretion, determine, as a bonus or similar payment in respect of services rendered by the Participant for a fiscal year of the Company or otherwise as compensation, including as an incentive for future performance by the Participant.

(b)

Performance Awards may be denominated as a cash amount, number of Shares or a combination thereof and are Awards which may be earned upon achievement or satisfaction of performance conditions specified by the Committee. In addition, the Committee may specify that any other Award shall constitute a Performance Award by conditioning the right of an Award Holder to exercise the Award or have it settled or vest, and the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions.

(c)

Subject to the terms of the Plan, the performance goals to be achieved during any performance period, the length of any performance period, the termination provisions to apply pursuant to Section 12, the amount of any Performance Award granted and the amount of any payment or transfer to be made pursuant to any Performance Award shall be determined by the Committee.

(d)	Performance Awards will be settled only after the end of the relevant Performance Period.

(e)

The Committee shall specify the circumstances in which, and the extent to which, Performance Awards shall be paid or forfeited in the event of an Award Holder’s Termination, including without limitation, the application of the provisions set forth in Section 12.

11.	OTHER SHARE-BASED AWARDS

The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares or factors that may influence the value of Shares, including convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, purchase rights for Shares, Awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee. The Committee shall determine the terms and conditions of such Awards. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 11 shall be purchased for such consideration, paid for at such times, by such methods and in such forms, including cash, Shares, other Awards, other property, or any combination thereof, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 11.

12.	TERMINATION PROVISIONS FOR ALL AWARDS

12.1	Termination of Awards

The termination provisions of this Section 12 are subject to early termination as provided for in the Plan or an Award Agreement.

12.2	No Compensation on Termination

If an Award Holder’s employment or service as a Director or a Consultant Terminates for any reason, voluntarily or involuntarily, any part of an Award that has not vested will immediately cease vesting on the Termination Date and the Award Holder will not be entitled to any compensation in respect of any part of an Award that has not vested.

12.3	Termination of Employee Awards

For Award Holders who are Employees (including Employees who are also Directors), upon the Termination Date:

(a)

in the event of the Termination of the Award Holder’s employment for cause, the Award will expire immediately upon the Termination Date and the Award Holder will not be entitled to exercise any unexercised part of the Award, vested or not vested, or to any compensation in connection therewith;

(b)

in the event of the Termination of the Award Holder’s employment for any other reason other than those set out in Section 12.3(a) or death, any vested but unexercised part of the Award may be exercised until the earlier of 90 days following the Termination Date and the date its term expires, as applicable; or

(c)

in the event of the Termination of the Award Holder’s employment due to the Award Holder’s death, any vested but unexercised part of an Award held by such Award Holder upon the Award Holder’s date of death may be exercised by the Award Holder’s legal representative until the earlier of 180 days following the Termination Date and the date its term expires.

12.4	Change of Employment

Awards will not be affected by any change of employment within or among the Company and its Affiliates, provided that the Award Holder continues to be an Employee of the Company or an Affiliate.

12.5	Termination of Non-Employee Director Awards

For Award Holders who are Directors but not Employees:

(a)

if an Award Holder ceases to hold office as a Director due to removal in accordance with section 129 of the BCBCA or due to becoming otherwise disqualified to hold office as a Director, the Award will expire immediately upon the Termination Date and the Award Holder will not be entitled to exercise any unexercised part of the Award, vested or not vested, or to any compensation in connection therewith;

(b)	if an Award Holder ceases to hold office as a Director for any reason other than those set out in Section 12.4(a), death or Disability, all non-vested Awards granted to such Award

Holder will expire upon the Termination Date and any vested but unexercised part of the Award may be exercised until the earlier of 90 days following the date the Award Holder ceases to be a Director and the date its term expires, as applicable;

(c)

if an Award Holder ceases to hold office as a Director because the Director was found by the Board to have a Disability that materially restricts their ability to act as a Director, any vested but unexercised part of an Award held by such Award Holder upon the Termination Date may be exercised by the Award Holder until the earlier of 180 days following the Termination Date and the date its term expires; or

(d)

in the event the Award Holder dies while a Director, any vested but unexercised part of an Award held by such Award Holder upon the Award Holder’s date of death may be exercised by the Award Holder’s legal representative until the earlier of 180 days following the Termination Date and the date its term expires.

12.6	Termination of Consultant Awards

For Award Holder who are Consultants, if an Award Holder’s services as a Consultant are Terminated for any reason, including but not limited to termination of the agreement, in accordance with its terms, between the Consultant and the Company or an Affiliate of the Company with respect to the consulting services, all non-vested Awards granted to such Award Holder will expire upon the Termination Date and any vested but unexercised part of the Award may be exercised until the earlier of 90 days following the Termination Date and the date its term expires.

13.	OTHER RESTRICTIONS, TERMS AND CONDITIONS FOR ALL AWARDS

13.1	Consideration and Payments

(a)

Awards shall be granted for such cash or other consideration, if any, as the Committee determines; provided that in no event shall Awards be issued for less than such minimal consideration as may be required by applicable law.

(b)

Subject to the terms of the Plan, payments or transfers to be made by the Company upon the grant, exercise or settlement of an Award may be made in the form of cash, Shares, other Awards, other property, net settlement, or any combination thereof, as determined by the Committee in its discretion at the time of grant, and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of dividend equivalents in respect of installment or deferred payments

13.2	Fractional Shares

No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash or other securities shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

13.3	Individual or Tandem Grants

Awards may, in the discretion of the Committee, be granted either alone or in addition to or in tandem with any other Award or any award granted under any other plan of the Company. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company, may be granted either at the same time as or at a different time from the grant of such other Awards or awards granted under any other plan of the Company.

13.4	Transfer and Assignment

Except as provided in Section 13.10, or as otherwise determined by the Committee, in its sole discretion, Awards granted under this Plan, and any interest therein, will not be transferable or assignable by the Award Holder, and may not be made subject to any other alienation, sale, pledge, hypothecation, disposal, encumbrance, execution, attachment or similar process, otherwise than by will or by the operation of laws. During the lifetime of the Award Holder an Award will be exercisable only by the Award Holder, and any elections with respect to an Award, may be made only by the Award Holder. The terms of the Award shall be binding upon the executors, administrators and heirs of the Award Holder.

13.5	Adjustments Upon Changes in Capitalization, Amalgamation, Dissolution, etc.

(a)

Changes in Capitalization. The number of Shares subject to an outstanding Award, and the number of Shares which have been authorized and reserved for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, as well as the Exercise Price for each such outstanding Award, will be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a share split, reverse share split, share dividend, recapitalization, reorganization, subdivision, consolidation, combination or reclassification of the Shares, or any other increase or decrease in the number of issued shares effected without receipt of consideration by the Company, and if the adjustment would result in fractional number of Shares, the number of Shares will be rounded down to the nearest whole number. Such adjustment will be made by the Board, whose determination in that respect will be final, binding and conclusive.

(b)

Amalgamation, Merger or Asset Sale. In the event of an amalgamation or merger of the Company with or into any other company or companies (other than an amalgamation or merger with a wholly-owned subsidiary or a transaction in which there is no substantial change in shareholders of the Company) or the sale of all or substantially all of the assets of the Company (and the right to do so is hereby expressly reserved), whether by way of statutory amalgamation, plan of arrangement, sale of assets and undertaking, or otherwise howsoever, then the successor corporation may assume, convert, replace or substitute any or all outstanding Awards, which assumption, conversion, replacement or substitution will be binding on the holder of the Award, with (i) equivalent Awards or (ii) substantially similar consideration to the holder of the Award as was provided to shareholders of the Company (after taking into account the existing provisions, restrictions and terms of the Award). In the event that the successor corporation refuses to assume, convert, replace or substitute an Award, the Award will fully vest and the Company will notify the holder of the Award in writing in advance of the amalgamation, merger or sale that the Award will be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Award will terminate upon the expiration of such period.

(c)	Dissolution or Liquidation. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of the dissolution or liquidation of the

Company. In the event of the proposed dissolution or liquidation of the Company, the Company will notify each Award Holder as soon as practicable prior to the effective date of such proposed transaction. The Board, in its sole discretion, may provide for a Award Holder to have the right to exercise his or her Award until fifteen (15) days prior to such transaction as to all of the Shares covered by the Award, including Shares as to which the Award would not otherwise be exercisable.

(d)

Shareholder Approval. Any increase in the maximum aggregate number of shares under Section 5.5 that may be issued under the Plan pursuant to this Section 13.5 shall be subject to shareholder approval within 12 months before or after such date, to the extent required by section 422 of the Code, or other applicable law, rule or regulation.

13.6	Compliance with Regulatory Laws

(a)

The Plan and each Award will be subject to the requirement that, if at any time the Board determines that the listing, registration or qualification of the Shares subject to such Award upon any Securities Exchange or under any provincial, state or federal law, or the consent or approval of any governmental body, Securities Exchange, or the holders of the Shares generally, is necessary or desirable, as a condition of, or in connection with, the granting of such Award or the issue or purchase of Shares thereunder, no such Award may be granted or exercised in whole or in part or settled unless such listing, registration, qualification, consent or approval will have been affected or obtained free of any conditions not acceptable to the Board.

(b)	For further clarity:

(i)

Legal Compliance. No Award will be granted and no Share will be issued pursuant to the exercise or vesting of an Award unless the grant of the Award, exercise of such Award, settlement of such Award and the issuance and delivery of such Shares complies with all applicable laws and the Constating Documents.

(ii)

Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to make such representations and warranties at the time of any such exercise which, in the opinion of counsel for the Company, are required by law.

(iii)

Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance or any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue such Shares as to which such requisite authority will not have been obtained.

(iv)

Resale Restrictions. All certificates for Shares and/or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such resale and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the applicable securities regulatory authority, any Securities Exchange upon which such Shares or other securities are then quoted, traded or listed, and any applicable securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

13.7	Loans

The Board may, in its discretion, but subject always to the BCBCA, applicable laws, and the articles of the Company, authorize the Company to grant loans, on such terms as are permitted by law and as the Board may determine, to Award Holders to enable them to purchase Shares, provided that all Shares purchased with the proceeds of such loans will be held in escrow or in trust by an escrow agent or trustee appointed by the Company until the loan has been repaid in full to the Company.

13.8	Amendments

(a)

The Board shall have the power to, at any time and from time to time, either prospectively or retrospectively, and without shareholder approval, amend, suspend or terminate the Plan or any Award granted under the Plan, including, without limiting the generality of the foregoing, changes of a clerical or grammatical nature and changes regarding the vesting of Awards; provided however that:

(i)	such amendment, suspension or termination is in accordance with applicable laws and the rules of any Securities Exchange on which the Shares are listed;

(ii)

no such amendment, suspension or termination shall be made at any time to the extent such action would adversely affect the existing rights of an Award Holder with respect to any then outstanding Award held by such Award Holder, as determined by the Board acting in good faith, without the Award Holder’s consent;

(iii)	the Board shall obtain shareholder approval of the following:

(A)

such approval as may be required pursuant to the Constating Documents and applicable law, including securities laws and the rules and policies of a Securities Exchange upon which the Shares of the Company are listed; and

(B)	any amendment that would reduce the Exercise Price or hurdle price of an outstanding Award (other than pursuant to Section 13.5).

(b)

If the Plan is terminated, the provisions of the Plan and any administrative guidelines and other rules and regulations adopted by the Board and in force on the date of termination will continue in effect as long as any Award or any rights pursuant thereto remain outstanding and, notwithstanding the termination of the Plan, the Board shall remain able to make such amendments to the Plan or the Award as they would have been entitled to make if the Plan were still in effect.

13.9	Withholding

The Company shall be authorized to withhold from any Award granted or any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to an Award Holder, including any payment made to an Award Holder pursuant to any net settlement or broker-assisted cashless exercise policy that may be adopted from time to time, the amount (in cash, Shares, other Awards, other property, net settlement, or any combination thereof) of applicable withholding taxes due in respect of an Award, its exercise or settlement or any payment or transfer under such Award or under the Plan and to take such other action (including providing for elective payment of such amounts in cash or Shares by such Award Holder) as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes; provided that if the Committee allows the withholding, net settlement or surrender of Shares (for Award Holders not subject to Canadian tax) to satisfy an Award

Holder’s tax withholding obligations, the Company shall not allow Shares to be withheld in an amount that exceeds the minimum statutory withholding rates for applicable federal, provincial or state tax purposes, including payroll taxes.

13.10	Drag Along

Definitions in this Section are as set out in the shareholders’ agreement amongst the Company and certain of its shareholders dated April 14, 2020, as amended from time to time. If:

(a)

shareholders of the Company (the “Selling Shareholders”), holding not less than 75% of the Equity Securities (calculated on a Fully Diluted Basis), approve the Transfer to a Person or Persons acting jointly or in concert (a “Drag Along Purchaser”) of all of their Equity Securities; and

(b)

the Drag Along Purchaser offers to acquire all of the remaining outstanding Equity Securities of all other kinds or classes from each of the other securityholders of the Company on equivalent terms and conditions for each kind or class of security, mutatis mutandis, as those agreed to by the Selling Shareholders;

(the “Drag Along Offer”), then all Award Holders must Transfer all of their Awards to the Drag Along Purchaser in accordance with the terms and conditions of the Drag Along Offer. Notwithstanding the foregoing: (A) if the Transfer of the Equity Securities of the Selling Shareholders and the Other Securityholders to the Drag Along Purchaser pursuant to the Drag Along Offer will result in a Change of Control, any accelerated vesting in an Award will be deemed to have occurred immediately prior to the change of control; and (B) the Selling Shareholders will provide Award Holders with at least fifteen (15) days notice prior to the Transfer requirement being effective, in order that Award Holders may exercise any vested portion of their Award(s) (including any amount that would vest through accelerated vesting) prior to the requirement to Transfer their Award(s).

13.11	Going Public Agreements

If the Company proceeds to list the Shares on a Securities Exchange or commences a public offering, each Participant will promptly enter into all such escrow, pooling or other agreements as are required by the securities regulatory authorities, the Securities Exchange, the agents or underwriters in connection with such listing or public offering. In the event thereof, this Plan and the granting and exercise of any Awards hereunder will also be subject to such other terms and conditions as are set out from time to time in the rules and policies on security based compensation awards of the Securities Exchange and any securities commission having authority and such rules and policies shall be deemed to be incorporated into and become a part of this Plan. In the event of an inconsistency between the provisions of such rules and policies and of this Plan, the provisions of such rules and policies shall govern.

13.12	No Rights as Shareholder

Until the Shares are actually issued (as evidenced by the appropriate entry on the securities register of the Company) upon exercise of an Award, the Award Holder will not have any rights as a member or shareholder of the Company with respect to the Shares and no right to vote or receive dividends or any other rights as a shareholder will exist with respect to the Shares, notwithstanding the exercise of the Award.

13.13	Termination of Plan

Except as otherwise provided herein, Awards may be granted pursuant to the Plan only until April 14, 2030. The termination of the Plan will have no effect on outstanding Awards, which will continue in effect in accordance with their terms and conditions and the terms and conditions of the Plan and Award Agreements.

14.	ADDITIONAL PROVISIONS CONCERNING U.S. PARTICIPANTS

14.1	Board Discretion Regarding Qualification

At the time of grant, the Board, in its discretion, may either grant Qualified Share Options or Non-Qualified Share Options.

14.2	Options granted to Non-Employees

Options granted to an Award Holder who is a United States citizen or resident within the meaning of the Code and who is not an employee of the Company or a U.S. Subsidiary will not be Qualified Share Options.

14.3	Additional Terms and Conditions

In addition to the terms and conditions of Options granted under the Plan referred to in the preceding sections, Options granted to a U.S. Award Holder that are granted by the Company as Qualified Share Options will be subject to the following terms and conditions:

(a)	Options will be designated in the Award Agreement as either Qualified Share Options or Non-Qualified Share Options;

(b)

the Exercise Price of an Option determined in accordance with Section 5.4 shall be at least equal to the Fair Market Value as of the date of grant; provided, however, if the U.S. Award Holder is directly or indirectly the beneficial owner (within the meaning of section 424(d) of the Code), of more than 10% of the combined voting power of all classes of shares in the capital of the Company or a U.S. Subsidiary or any “parent corporation” of the Company (within the meaning of section 424(e) of the Code) at the time a Qualified Share Option is granted to the U.S. Award Holder, the exercise price of such Qualified Share Option will be equal to at least 110% of the Fair Market Value of a share on the date such Qualified Share Option is granted;

(c)

Qualified Share Options may not be transferred, assigned or pledged in any manner other than by will or applicable laws of descent and distribution and shall be exercisable during the U.S. Award Holders’ lifetime only by the U.S. Award Holder;

(d)

no Qualified Share Options may be granted after the date immediately preceding the tenth anniversary of the earlier of the date this Plan was adopted by the Board or was approved by the Company’s shareholders, except that if an amendment and restatement of this Plan increasing the Plan term has subsequently been approved by the Company’s shareholders, no Qualified Share Options may be granted after the date immediately preceding the tenth anniversary of the earlier of the date of such subsequent approval by the Board or the Company’s shareholders;

(e)

notwithstanding any other provision of this Plan, such Option by its terms must not be exercisable after the expiry of ten years from the date the Option is granted; provided, however, if the U.S. Award Holder is directly or indirectly the beneficial owner (within the meaning of section 424(d) of the Code), of more than 10% of the combined voting power of all classes of shares in the capital of the Company or a U.S. Subsidiary or any “parent corporation” of the Company (within the meaning of section 424(e) of the Code) at the time a Qualified Share Option is granted to the U.S. Award Holder, the term of the Qualified Share Option shall be five years from the Date of Grant thereof or such shorter term as may be provided in the Award Agreement;

(f)	any Qualified Share Option granted under this Plan may be modified by the Company to disqualify such Options from treatment as a Qualified Share Option;

(g)

notwithstanding a designation of Options granted to a U.S. Award Holder as Qualified Share Options, an Option shall not be treated as Qualified Share Options and shall be treated as Non-Qualified Share Options to the extent that the Option, together with any other “incentive stock options” (within the meaning of section 422 of the Code, but without regard to subsection (d) of that section) under the Plan and any other “incentive stock option” plans of the Company, any U.S. Subsidiary, and any “parent corporation” (within the meaning of section 424(e) of the Code), are exercisable for the first time by an Award Holder during any calendar year with respect to Shares having an aggregate Fair Market Value, determined as of the date such Options were granted and in the order in which such Options were granted, in excess of U.S.$100,000 (or such other limit as may be required by the Code from time to time).

14.4	At-Will Employment

The grant, vesting, exercise or settlement of Awards hereunder does not confer upon the U.S. Award Holder any right with respect to continuation of such Award Holder’s employment relationship with the Company, nor will it interfere in any way with the Company’s right to terminate such Award Holder’s employment relationship at any time, with or without cause.

14.5	Section 409A

With respect to Awards subject to Section 409A of the Code, the Plan is intended to comply with the requirements of Section 409A of the Code and the regulations thereunder (“Section 409A”), and the provisions of the Plan and any Award Agreement shall be interpreted in a manner that satisfies the requirements of Section 409A, and the Plan shall be operated accordingly. If any provision of the Plan or any term or condition of any Award would otherwise frustrate or conflict with this intent, the provision, term or condition will be interpreted and deemed amended so as to avoid this conflict. Notwithstanding anything else in the Plan, if the Board considers an Award Holder to be one of the Company’s “specified employees” under Section 409A of the Code at the time of such Award Holder’s separation from service (as defined in Section 409A) and the amount hereunder is “deferred compensation” subject to Section 409A, any distribution that otherwise would be made to such Award Holder with respect to this Award as a result of such termination shall not be made until the date that is six months after such separation.

14.6	Legend

In addition to any legend placed on Shares under this Plan pursuant to s. 13.6(b)(iv), unless and until Shares issuable upon the exercise of Awards are registered under the United States Securities Act of 1933, as amended, Shares issued under this Plan to an Award Holder who is a resident of the United States of America will contain the following legend, as amended or supplemented by applicable laws:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND A RIGHT OF FIRST REFUSAL HELD BY THE ISSUER OR ITS ASSIGNEE(S) AS SET FORTH IN THE EXERCISE NOTICE BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH TRANSFER RESTRICTIONS AND RIGHT OF FIRST REFUSAL ARE BINDING ON TRANSFEREES OF THESE SHARES.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER FOR A PERIOD OF TIME FOLLOWING THE EFFECTIVE DATE OF THE UNDERWRITTEN PUBLIC OFFERING OF THE COMPANY’S SECURITIES SET FORTH IN AN AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF BY THE HOLDER PRIOR TO THE EXPIRATION OF SUCH PERIOD WITHOUT THE CONSENT OF THE COMPANY OR THE MANAGING UNDERWRITER.

14.7	Taxes

Notwithstanding this Part 14, the Company does not assume responsibility for the income or other tax consequences for Award Holders or U.S. Award Holders under the Plan and they are advised to consult their own tax advisors.

15.	GENERAL

15.1	No Representation or Warranty

The Company makes no representation or warranty as to the present or future value of any Shares issued in accordance with the Plan or the Awards.

15.2	Notices

All notices to be given by the Company to an Award Holder will be in writing and will be sufficient if mailed, couriered, electronically or personally delivered to the address set out in the relevant Award Agreement or such other address as advised by the Award Holder in a written notice delivered to the Company in accordance with this section. All notices to be given by an Award Holder to the Company will be in writing and will be delivered to the Company at its registered corporate office in Vancouver, British Columbia.

15.3	Corporate Action

Nothing contained in this Plan or in any Award will be construed so as to prevent the Company from taking corporate action which is deemed by the Company to be appropriate or in the best interest of the Company, whether or not such action would have an adverse effect on the Plan or any Award.

15.4	Severability

If any provision of the Plan or any Award Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award Agreement, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award Agreement shall remain in full force and effect.

15.5	No Trust

Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

15.6	Further Assurances

Each Award Holder will, when requested to do so by the Company, sign and deliver all such documents relating to the granting or exercise of Awards deemed necessary or desirable by the Company.

15.7	Governing Law

The Plan is established under the laws of the Province of British Columbia, and the rights of all parties and the construction and effect of each provision of the Plan will be determined according to the laws of the Province of British Columbia and the courts of British Columbia (and the Supreme Court of Canada, if applicable) shall have exclusive jurisdiction to hear and determine all disputes arising hereunder.

Approved by the Board on April 14, 2020.

SCHEDULE A

DWSI HOLDINGS INC.

2020 EQUITY INCENTIVE PLAN AWARD AGREEMENT - OPTION

Date:	☐

To:	☐ [NAME OF AWARD HOLDER AND ADDRESS] (the “Award Holder”):

DWSI Holdings Inc. (the “Company”) hereby offers the Award Holder the following option to purchase Shares of the Company pursuant to the 2020 Equity Incentive Plan established by the Company (the “Plan”) subject to the additional terms and conditions set out below (the “Award”), and this agreement being the “Award Agreement”). All capitalized terms without separate definition herein have the meaning ascribed to them in the Plan. [EACH AWARD HOLDER TO BE PROVIDED A COPY OF THE PLAN]

I.	NOTICE OF AWARD

This Award is subject to the terms and conditions of the Plan, which are deemed to be incorporated in this Award Agreement, and is subject to the following specific provisions:

Date of Grant:	●

Number of Shares:	● Common Shares

Exercise Price:	US$● per Share (the “Exercise Price”)

Term:	● years, unless earlier terminated in accordance with the Plan.

Exercise Period:	From the Date of Grant until the Expiry Date

Vesting Periods:	[The Award will vest as follows: ●]

[Qualified Share Option]	[Yes]/[No]

Expiry Date:

In no event may this Award be exercised after the Term as provided above and this Award may be subject to earlier termination as provided in the Plan.

This Award may be exercised in whole or in part at any time during the Exercise Period by notice in writing to the Company in the form of the Exercise Notice (attached as Schedule B to the Plan, a copy of which is attached to this Award Agreement) specifying: (a) the Award Holder’s desire to exercise this Award to purchase Shares; (b) the number of Shares with respect to which the Award Holder is exercising this Award; (c) the aggregate Exercise Price. The Company may also require the Award Holder to sign further documentation in respect of the Shares to be purchased.

As noted in the Plan, the Shares to be issued to the Award Holder as a result of the exercise of this Award may only be issued if the issuance is in compliance with applicable securities laws. Such Shares are subject to the Constating Documents. The sale by the Award Holder of those Shares is subject to the resale rules under applicable securities laws and the Constating Documents. If the Award Holder is in doubt about the requirements of applicable securities laws or the Constating Documents, the Award Holder should seek independent legal advice.

II.	AGREEMENT

1.    Grant of Award. The Administrator of the Company hereby grants to the Award Holder, this Award to purchase the number of Shares set forth in the Notice of Award above, at the Exercise Price per Share set forth in the Notice of Award above, and subject to the terms and conditions of the Plan, which is incorporated herein by reference.

[THIS PARAGRAPH TO BE INCLUDED ONLY AS APPLICABLE] This Award is intended to qualify as an incentive stock option (“ISO”) as defined in Section 422 of the Code. Nevertheless, to the extent that it exceeds the $100,000 rule of Code Section 422(d), this Award shall be treated as a Non-Qualified Share Option (“NSO”). Further, if for any reason this Award (or portion thereof) shall not qualify as an ISO, then, to the extent of such non-qualification, such Award (or portion thereof) shall be regarded as a NSO granted under the Plan. In no event shall the Administrator, the Company or any Affiliate or any of their respective employees or directors have any liability to the Award Holder (or any other person) due to the failure of the Award to qualify for any reason as an ISO.

2.    Exercise of Award.

(a)    Right to Exercise. This Award shall be exercisable during its term in accordance with the Vesting Period set out in the Notice of Award above and with the applicable provisions of the Plan and this Award Agreement.

(b)    Method of Exercise. This Award shall be exercisable by delivery of an exercise notice in the form attached as Exhibit A (the “Exercise Notice”) or in a manner and pursuant to such procedures as the Administrator may determine, which shall state the election to exercise the Award, the number of Shares with respect to which the Award is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares, together with any applicable tax withholding. This Award shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by the aggregate Exercise Price, together with any applicable tax withholding.

No Shares shall be issued pursuant to the exercise of an Award unless such issuance and such exercise comply with applicable laws. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Award Holder on the date on which the Award is exercised with respect to such Shares.

3.    Method of Payment. Payment of the aggregate Exercise Price shall be by any of the following, or a combination of (a), (b) and (d), at the election of the Award Holder:

(a)     cash;

(b)     cheque;

(c)    upon approval of the Board, and at the Board’s sole and absolute discretion, consideration received by the Company in a form other than (a) or (b); or

(d)    for Award Holders not subject to tax in Canada, surrender of other Shares which (i) shall be valued at its Fair Market Value on the date of exercise, and (ii) must be owned free and clear of any liens, claims, encumbrances or security interests, if accepting such Shares, in the sole discretion of the Committee, shall not result in any adverse accounting consequences to the Company.

4.    Restrictions on Exercise. This Award may not be exercised until such time as the Plan has been approved by the shareholders of the Company, or if the issuance of such Shares upon such exercise or the method of payment of consideration for such Shares would constitute a violation of any Applicable Law.

5.    Non-Transferability. Neither this Award Agreement nor any portion of the Award may be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of the Award Holder only by the Award Holder. The terms of the Plan and this Award Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Award Holder.

6.    Term of Award. This Award may be exercised only within the term set out in the Notice of Award above, and may be exercised during such term only in accordance with the Plan and the terms of this Award Agreement.

[THE FOLLOWING PARAGRAPHS 7 TO 10 TO BE INCLUDED IN AWARD AGREEMENTS FOR U.S. AWARD HOLDERS ONLY:]

7.    Award Holder’s Representations. In the event the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), at the time this Award is exercised, the Award Holder shall, if required by the Company, concurrently with the exercise of all or any portion of this Award, deliver to the Company their Investment Representation Statement in the form attached hereto as Exhibit B, or in such other form as the Company may require.

8.    Reliance End Date. Until the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, or after the Administrator determines that it is, will, or may no longer be relying upon the exemption from registration of Options under the Exchange Act as set forth in Rule 12h-1(f) promulgated under the Exchange Act (the “Reliance End Date”), the Award Holder shall not transfer this Award or, prior to exercise, the Shares subject to this Award, in any manner other than (i) to persons who are “family members” (as defined in Rule 701(c)(3) of the Securities Act) through gifts or domestic relations orders, or (ii) to an executor or guardian of the Award Holder upon the death or Disability of the Award Holder. Until the Reliance End Date, the Award and, prior to exercise, the Shares subject to this Award, may not be pledged, hypothecated or otherwise transferred or disposed of, including by entering into any short position, any “put equivalent position” or any “call equivalent position” (as defined in Rule 16a-1(h) and Rule 16a-1(b) of the Exchange Act, respectively), other than as permitted in clauses (i) and (ii) of this paragraph.

9.    Lock-Up Period. The Award Holder hereby agrees that the Award Holder shall not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Shares (or other securities) of the Company or enter into any swap, hedging or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Common Shares (or other securities) of the Company held by the Award Holder (other than those included in the registration) for a period specified by the representative of the underwriters of Common Shares (or other securities) of the Company not to exceed one hundred and eighty (180) days following the effective date of any registration statement of the Company filed under the Securities Act (or such other period as may be requested by the Company or the underwriters to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in NASD Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto).

The Award Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. In addition, if requested by the Company or the representative of the underwriters of Common Shares (or other securities) of the Company, the Award Holder shall provide, within ten (10) days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act. The obligations described in this Section 4 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares of Common Shares (or other securities) subject to the foregoing restriction until the end of said one hundred and eighty (180) day (or other) period. the Award Holder agrees that any transferee of the Award or Shares acquired pursuant to the Award shall be bound by this Section 4.

10.    Tax Obligations.

(a)    Tax Withholding. The Award Holder agrees to make appropriate arrangements with the Company (or the Parent or Subsidiary employing or retaining the Award Holder) for the satisfaction of all Federal, state, local and foreign income and employment tax withholding requirements applicable to the Award exercise. the Award Holder acknowledges and agrees that the Company may refuse to honor the exercise and refuse to deliver the Shares if such withholding amounts are not delivered at the time of exercise.

(b)    Notice of Disqualifying Disposition of ISO Shares. If the Award granted to the Award Holder herein is an ISO, and if the Award Holder sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (i) the date two (2) years after the Date of Grant, or (ii) the date one (1) year after the date of exercise, the Award Holder shall immediately notify the Company in writing of such disposition. The Award Holder agrees that the Award Holder may be subject to income tax withholding by the Company on the compensation income recognized by the Award Holder.

(c)    Code Section 409A. Under Code Section 409A, an Option that was granted with a per Share exercise price that is determined by the Internal Revenue Service (the “IRS”) to be less than the Fair Market Value of a Share on the date of grant (a “discount option”) may be considered “deferred compensation.” An Award that is a “discount option” may result in (i) income recognition by the Award Holder prior to the exercise of the Award, (ii) an additional twenty percent (20%) federal income tax, and (iii) potential penalty and interest charges. The “discount option” may also result in additional state income, penalty and interest tax to the Award Holder. The Award Holder acknowledges that the Company cannot and has not guaranteed that the IRS will agree that the per Share exercise price of this Award equals or exceeds the Fair Market Value of a Share on the date of grant in a later examination. The Award Holder agrees that if the IRS determines that the Award was granted with a per Share exercise price that was less than the Fair Market Value of a Share on the date of grant, the Award Holder shall be solely responsible for the Award Holder’s costs related to such a determination.

11.    Drag Along.

(a)    Definitions in this Section are as set out in the shareholders’ agreement amongst the Company and certain of its shareholders dated April 14, 2020, as amended from time to time.

(b)    If:

(i)

Bound Shareholders (the “Selling Shareholders”), holding not less than 75% of the Equity Securities (calculated on a Fully Diluted Basis) that are subject to the SHA, approve the Transfer to a Person or Persons acting jointly or in concert (a “Drag Along Purchaser”) of all of their Equity Securities; and

(ii)

the Drag Along Purchaser offers to acquire all of the remaining outstanding Equity Securities of all other kinds or classes from each of the other securityholders of the Company on equivalent terms and conditions for each kind or class of security, mutatis mutandis, as those agreed to by the Selling Shareholders;

(the “Drag Along Offer”), then the Award Holder must Transfer this Award to the Drag Along Purchaser in accordance with the terms and conditions of the Drag Along Offer. Notwithstanding the foregoing: [[TO BE INCLUDED ONLY IF THE AWARD CONTAINS ACCELERATING VESTING] (A) if the Transfer of the Equity Securities of the Selling Shareholders and the Other Securityholders to the Drag Along Purchaser pursuant to the Drag Along Offer will result in a Change of Control, the accelerated vesting provision in Section [●] will be deemed to have occurred immediately prior to the change of control; and (B)] the Selling Shareholders will provide the Award Holder with at least fifteen (15) days notice prior to the Transfer requirement being effective, in order that the Award Holder may exercise any vested portion of this Award [(including the amount that would vest through accelerated vesting)] prior to the requirement to Transfer this Award.

(c)    Proxy and Power of Attorney. Award Holder hereby constitutes and appoints as the proxy of the Award Holder and hereby grants a power of attorney to the Chief Executive Officer of the Company, with full power of substitution, to execute and deliver the documentation referred to in this Section 11 on behalf of the Award Holder if the Award Holder fails to Transfer this Award to the Drag Along Purchaser within fifteen (15) days of a request to do so being made by the Company. This proxy and power of attorney is given in consideration of the agreements and covenants of the Company and the Award Holder in connection with the transactions contemplated by this Award Agreement and, as such, each is coupled with an interest and will be irrevocable unless and until this Award Agreement terminates or expires. Award Holder revokes any and all previous proxies or powers of attorney with respect to the Award and will not hereafter, unless and until this Award Agreement terminates or expires, purport to grant any other proxy or power of attorney with respect to the Award, deposit the Award into a voting trust or enter into any agreement (other than this Award Agreement), arrangement or understanding with any Person, directly or indirectly, to vote, grant any proxy or give instructions with respect to the Award or this Award Agreement.

(d)    Joinder to Shareholders’ Agreement. If and when requested by the Company, the Award Holder hereby agrees to execute a joinder to the Shareholders’ Agreement in such form as requested by the Company, whereby the Award Holder will become party to the Shareholders’ Agreement.

12.    Entire Agreement; Governing Law. The Plan is incorporated herein by reference. The Plan and this Award Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Award Holder with respect to the subject matter hereof, and may not be modified adversely to the

Award Holder’s interest except by means of a writing signed by the Company and the Award Holder. This Award Agreement is governed by the internal substantive laws but not the choice of law rules of British Columbia.

13.    No Guarantee of Continued Service. THE AWARD HOLDER ACKNOWLEDGES AND AGREES THAT THE VESTING OF THE AWARD PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS AN EMPLOYEE, DIRECTOR OR CONSULTANT AT THE WILL OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING THE AWARD HOLDER) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS AWARD OR ACQUIRING SHARES HEREUNDER. THE AWARD HOLDER FURTHER ACKNOWLEDGES AND AGREES THAT THIS AWARD AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS AN EMPLOYEE, DIRECTOR OR CONSULTANT FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH THE AWARD HOLDER’S RIGHT OR THE RIGHT OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING THE AWARD HOLDER) TO TERMINATE THE AWARD HOLDER’S RELATIONSHIP AS AN EMPLOYEE, DIRECTOR OR CONSULTANT AT ANY TIME, WITH OR WITHOUT CAUSE.

The Award Holder acknowledges receipt of a copy of the Plan and represents that they are familiar with the terms and provisions thereof, and hereby accepts this Award subject to all of the terms and provisions thereof. The Award Holder has reviewed the Plan and this Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Award Agreement and fully understands all provisions of the Award Agreement. The Award Holder hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or this Award Agreement. The Award Holder further agrees to notify the Company upon any change in the residence address indicated below.

AWARD HOLDER	DWSI HOLDINGS INC.

Signature	By

Print Name	Print Name

Title

Residence Address

EXHIBIT B

DWSI HOLDINGS INC.

2020 EQUITY INCENTIVE PLAN

AWARD EXERCISE NOTICE - OPTION

To:	DWSI HOLDINGS INC.

1.    Exercise of Award. Effective as of today,             , 20    , the undersigned (the “Award Holder”) hereby elects to exercise the Award Holder’s Option to purchase Common Shares of (the “Shares”) of DWSI Holdings Inc. (the “Company”) under and pursuant to the 2020 Equity Incentive Plan (the “Plan”, and the Option being the “Award”) and the agreement between the Award Holder and the Company dated             , 20     (the “Award Agreement”).

2.    Delivery of Payment. the Award Holder herewith delivers to the Company the full purchase price of the Shares, as set forth in the Award Agreement, and any and all withholding taxes due in connection with the exercise of the Award.

3.     Representations of the Award Holder. The Award Holder acknowledges that the Award Holder has received, read and understood the Plan and the Award Agreement and agrees to abide by and be bound by their terms and conditions.

4.    Company’s Right of First Refusal. Before any Shares held by the Award Holder or any transferee (either being sometimes referred to herein as the “Holder”) may be sold or otherwise transferred (including transfer by gift or operation of law), the Company or its assignee(s) shall have a right of first refusal to purchase the Shares on the terms and conditions set forth in this Section 4 (the “Right of First Refusal”).

(a)    Notice of Proposed Transfer. The Holder of the Shares shall deliver to the Company a written notice (the “Notice”) stating: (i) the Holder’s bona fide intention to sell or otherwise transfer such Shares to an arm’s length Person; (ii) the name of each proposed purchaser or other transferee (“Proposed Transferee”); (iii) the number of Shares to be transferred to each Proposed Transferee; and (iv) the bona fide cash price or other consideration for which the Holder proposes to transfer the Shares (the “Offered Price”), and the Holder shall offer the Shares at the Offered Price to the Company or its assignee(s).

(b)    Exercise of Right of First Refusal. At any time within thirty (30) days after receipt of the Notice, the Company and/or its assignee(s) may, by giving written notice to the Holder, elect to purchase all, but not less than all, of the Shares proposed to be transferred to any one or more of the Proposed Transferees, at the purchase price determined in accordance with subsection (c) below.

(c)    Purchase Price. The purchase price (“Purchase Price”) for the Shares purchased by the Company or its assignee(s) under this Section 4 shall be the Offered Price. If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the Board in good faith.

(d)    Payment. Payment of the Purchase Price shall be made, at the option of the Company or its assignee(s), in cash (by cheque), by cancellation of all or a portion of any outstanding indebtedness of the Holder to the Company (or, in the case of repurchase by an assignee, to the assignee), or by any combination thereof within thirty (30) days after receipt of the Notice or in the manner and at the times set forth in the Notice.

(e)    Holder’s Right to Transfer. If all of the Shares proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the Company and/or its assignee(s) as provided in this Section 4, then the Holder may sell or otherwise transfer such Shares to that Proposed Transferee at the Offered Price or at a higher price, provided that such sale or other transfer is consummated within ninety (90) days after the date of the Notice, that any such sale or other transfer is effected in accordance with any applicable securities laws and that the Proposed Transferee agrees in writing that the provisions of this Section 4 shall continue to apply to the Shares in the hands of such Proposed Transferee. If the Shares described in the Notice are not transferred to the Proposed Transferee within such period, a new Notice shall be given to the Company, and the Company and/or its assignees shall again be offered the Right of First Refusal before any Shares held by the Holder may be sold or otherwise transferred.

(f)    Exception for Certain Family Transfers. Anything to the contrary contained in this Section 1 notwithstanding, the transfer of any or all of the Shares during the Award Holder’s lifetime or on the Award Holder’s death by will or intestacy to the Award Holder’s Immediate Family or a trust for the benefit of the Award Holder’s Immediate Family shall be exempt from the provisions of this Section 4. “Immediate Family” as used herein means spouse, lineal descendant or antecedent, father, mother, brother or sister. In such case, the transferee or other recipient shall receive and hold the Shares so transferred subject to the provisions of this Section 4, and there shall be no further transfer of such Shares except in accordance with the terms of this Section 4.

(g)    Termination of Right of First Refusal. The Right of First Refusal shall terminate as to any Shares upon the earlier of (i) the first sale of Common Shares of the Company to the general public, or (ii) a Change in Control in which the successor corporation has equity securities that are publicly traded.

5.    Tax Consultation. The Award Holder understands that the Award Holder may suffer adverse tax consequences as a result of the Award Holder’s purchase or disposition of the Shares. The Award Holder represents that the Award Holder has consulted with any tax consultants the Award Holder deems advisable in connection with the purchase or disposition of the Shares and that the Award Holder is not relying on the Company for any tax advice.

6.    Restrictive Legends.

(a)    Legends. The Award Holder understands and agrees that the Company shall cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by the Company or by provincial, state or federal securities laws, including but not limited to the following:

[The following language to be used for all Award Holders]

UNLESS PERMITTED UNDER SECURITES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (i) [insert the distribution date], AND (ii) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND A RIGHT OF FIRST REFUSAL HELD BY THE ISSUER OR ITS ASSIGNEE(S) AS SET FORTH IN THE EXERCISE NOTICE BETWEEN THE ISSUER AND THE

ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH TRANSFER RESTRICTIONS AND RIGHT OF FIRST REFUSAL ARE BINDING ON TRANSFEREES OF THESE SHARES.

[The following additional language to be used for U.S. Award Holders only]

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER FOR A PERIOD OF TIME FOLLOWING THE EFFECTIVE DATE OF THE UNDERWRITTEN PUBLIC OFFERING OF THE COMPANY’S SECURITIES SET FORTH IN AN AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF BY THE HOLDER PRIOR TO THE EXPIRATION OF SUCH PERIOD WITHOUT THE CONSENT OF THE COMPANY OR THE MANAGING UNDERWRITER.

7.    Stop-Transfer Notices. The Award Holder agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

8.    Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Exercise Notice or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or []other transferee to whom such Shares shall have been so transferred.

9.    Successors and Assigns. The Company may assign any of its rights under this Exercise Notice to single or multiple assignees, and this Exercise Notice shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Exercise Notice shall be binding upon the Award Holder and their heirs, executors, administrators, successors and assigns.

10.    Interpretation. Any dispute regarding the interpretation of this Exercise Notice shall be submitted by the Award Holder or by the Company forthwith to the Administrator, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Administrator shall be final and binding on all parties.

11.     Drag Along.

(a)    Definitions in this Section are as set out in the shareholders’ agreement amongst the Company and certain of its shareholders dated April 14, 2020, as amended from time to time.

(b)    If:

(i)

Shareholders of the Company (the “Selling Shareholders”), holding not less than 75% of the Equity Securities (calculated on a Fully Diluted Basis) that are subject to the SHA, approve the Transfer to a Person or Persons acting jointly or in concert (a “Drag Along Purchaser”) of all of their Equity Securities, including their Shares and/or Awards; and

(ii)	the Drag Along Purchaser offers to acquire the Award(s) of Award Holders on equivalent terms and conditions as those agreed to by the Selling Shareholders;

(the “Drag Along Offer”), then the Award Holder must Transfer this Award to the Drag Along Purchaser in accordance with the terms and conditions of the Drag Along Offer. Notwithstanding the foregoing: [[TO BE INCLUDED ONLY IF THE AWARD CONTAINS ACCELERATING VESTING] (A) if the Transfer of the Equity Securities of the Selling Shareholders and the Other Securityholders to the Drag Along Purchaser pursuant to the Drag Along Offer will result in a change of control, the accelerated vesting provision in Section [•] will be deemed to have occurred immediately prior to the change of control; and (B)] the Selling Shareholders will provide the Award Holder with at least fifteen (15) days notice prior to the Transfer requirement being effective, in order that the Award Holder may exercise any vested portion of this Award [(including the amount that would vest through accelerated vesting)] prior to the requirement to Transfer this Award.

(c)    Proxy and Power of Attorney. Award Holder hereby constitutes and appoints as the proxy of the Award Holder and hereby grants a power of attorney to the Chief Executive Officer of the Company, with full power of substitution, to execute and deliver the documentation referred to in this Section 11 on behalf of the Award Holder if the Award Holder fails to Transfer this Award to the Drag Along Purchaser within fifteen (15) days of a request to do so being made by the Company. This proxy and power of attorney is given in consideration of the agreements and covenants of the Company and the Award Holder in connection with the transactions contemplated by this Award Agreement and, as such, each is coupled with an interest and will be irrevocable unless and until this Award Agreement terminates or expires. Award Holder revokes any and all previous proxies or powers of attorney with respect to the Award and will not hereafter, unless and until this Award Agreement terminates or expires, purport to grant any other proxy or power of attorney with respect to the Award, deposit the Award into a voting trust or enter into any agreement (other than this Award Agreement), arrangement or understanding with any Person, directly or indirectly, to vote, grant any proxy or give instructions with respect to the Award or this Award Agreement.

(d)    Joinder to Shareholders’ Agreement. If and when requested by the Company, the Award Holder hereby agrees to execute a joinder to the Shareholders’ Agreement in such form as requested by the Company, whereby the Award Holder will become party to the Shareholders’ Agreement.

12.    Governing Law; Severability. This Exercise Notice is governed by the internal substantive laws, but not the choice of law rules, of British Columbia. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Exercise Notice shall continue in full force and effect.

13.    Entire Agreement. The Plan and Award Agreement are incorporated herein by reference. This Exercise Notice, the Plan, the Award Agreement and the Investment Representation Statement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Award Holder with respect to the subject matter hereof, and may not be modified adversely to the Award Holder’s interest except by means of a writing signed by the Company and the Award Holder.

Submitted by:	Accepted by:

AWARD HOLDER	DWSI HOLDINGS INC.

Signature	By

Print Name	Print Name

Title
Address:	Address:

Date Received

EXHIBIT B

INVESTMENT REPRESENTATION STATEMENT

AWARD HOLDER	:

COMPANY	:	DWSI HOLDINGS INC. COMMON SHARES (“the Securities”)

AMOUNT	:

DATE	:

In connection with the purchase of the above-listed Securities, the Award Holder represents to the Company the following:

(a)    The Award Holder is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. The Award Holder is acquiring these Securities for investment for the Award Holder’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

(b)    the Award Holder acknowledges and understands that the Securities constitute “restricted securities” under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Award Holder’s investment intent as expressed herein. In this connection, the Award Holder understands that, in the view of the Securities and Exchange Commission, the statutory basis for such exemption may be unavailable if the Award Holder’s representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one (1) year or any other fixed period in the future. The Award Holder further understands that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. The Award Holder further acknowledges and understands that the Company is under no obligation to register the Securities. The Award Holder understands that the certificate evidencing the Securities shall be imprinted with any legend required under applicable state securities laws.

(c)    The Award Holder is familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of the grant of the Award to the Award Holder, the exercise shall be exempt from registration under the Securities Act. In the event the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, ninety (90) days thereafter (or such longer period as any market stand- off agreement may require) the Securities exempt under Rule 701 may be resold, subject to the satisfaction of the applicable conditions specified by Rule 144, including in the case of affiliates (1) the availability of certain public information about the Company, (2) the amount of Securities being sold during any three (3) month period not exceeding specified limitations, (3) the resale being made in an unsolicited “broker’s transaction”, transactions directly with a “market maker” or “riskless principal transactions” (as those terms are defined under the Securities Exchange Act of 1934) and (4) the timely filing of a Form 144, if applicable.

In the event that the Company does not qualify under Rule 701 at the time of grant of the Award, then the Securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which may require (i) the availability of current public information about the Company; (ii) the resale to occur more than a specified period after the purchase and full payment (within the meaning of Rule 144) for the Securities; and (iii) in the case of the sale of Securities by an affiliate, the satisfaction of the conditions set forth in sections (2), (3) and (4) of the paragraph immediately above.

(d)    The Award Holder further understands that in the event all of the applicable requirements of Rule 701 or 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption shall be required; and that, notwithstanding the fact that Rules 144 and 701 are not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rules 144 or 701 shall have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk. The Award Holder understands that no assurances can be given that any such other registration exemption shall be available in such event.

AWARD HOLDER

Signature

Print Name

Date

SCHEDULE B

2020 EQUITY INCENTIVE PLAN

AWARD AGREEMENT – [RESTRICTED SHARE / RSU / PERFORMANCE AWARD / OTHER]

Date: ●

To: ● [NAME OF AWARD HOLDER AND ADDRESS]:

DWSI Holdings Inc. (the “Company”) hereby offers you the following Award pursuant to the Equity Incentive Plan established by the Company (the “Plan”), a copy of which is available for review at the office of the Company and will be provided to the Award Holder upon request, subject to the terms and conditions set out below. All capitalized terms without separate definition have the meaning ascribed to them in the Plan.

The Award is subject to the terms and conditions of the Plan, which are deemed to be incorporated in this agreement, and is subject to the following specific provisions:

Date of Grant:	●

Type of Award:	[Restricted Share] [RSU] [Performance Award] [Other]

Number of Shares:	● Common Shares

Exercise Price:	US$● per Share

Term:	● years, unless earlier terminated in accordance with the Plan.

Exercise Period:	From the Date of Grant until the Expiry Date

Expiry Date:	●

[Vesting Periods:]	[The Award will vest as follows: ●]

FOR SHARE APPRECIATION RIGHTS:

[This Share Appreciation Right may be exercised in whole or in part at any time during the Exercise Period by notice in writing to the Company in the form of the Exercise Notice (attached as Schedule C to the Plan, a copy of which is attached to this Award Agreement) specifying: (a) the Award Holder’s desire to exercise your SAR; (b) the number of Shares with respect to which the Award Holder is exercising this SAR; and (c) the aggregate Exercise Price. The notice must be accompanied by a certified cheque or bank draft in favor of the Company in full payment of the Exercise Price for the number of Shares then being purchased plus such amount, if any, as is required for withholding taxes. The Company may also require the Award Holder to sign further documentation in respect of the Shares to be purchased.]

[This Share Appreciation Right shall be automatically exercised on its expiration date].

FOR ALL AWARDS:

As noted in the Plan, the Shares or other consideration to be issued to you as a result of the exercise of this Award may only be issued if the issuance is in compliance with applicable securities laws and the Company’s Constating Documents. The sale by the Award Holder of any Shares so acquired is subject to the resale rules under applicable securities laws and the Constating Documents. If the Award Holder is in doubt about the requirements of applicable securities laws or the Constating Documents, the Award Holder should seek independent legal advice.

1.    Company’s Right of First Refusal. Before any Shares held by the Award Holder or any transferee (either being sometimes referred to herein as the “Holder”) may be sold or otherwise transferred (including transfer by gift or operation of law), the Company or its assignee(s) shall have a right of first refusal to purchase the Shares on the terms and conditions set forth in this Section 1 (the “Right of First Refusal”).

(a)    Notice of Proposed Transfer. The Holder of the Shares shall deliver to the Company a written notice (the “Notice”) stating: (i) the Holder’s bona fide intention to sell or otherwise transfer such Shares to a non-arms’ length person; (ii) the name of each proposed purchaser or other transferee (“Proposed Transferee”); (iii) the number of Shares to be transferred to each Proposed Transferee; and (iv) the bona fide cash price or other consideration for which the Holder proposes to transfer the Shares (the “Offered Price”), and the Holder shall offer the Shares at the Offered Price to the Company or its assignee(s).

(b)    Exercise of Right of First Refusal. At any time within thirty (30) days after receipt of the Notice, the Company and/or its assignee(s) may, by giving written notice to the Holder, elect to purchase all, but not less than all, of the Shares proposed to be transferred to any one or more of the Proposed Transferees, at the purchase price determined in accordance with subsection (c) below.

(c)    Purchase Price. The purchase price (“Purchase Price”) for the Shares purchased by the Company or its assignee(s) under this Section 1 shall be the Offered Price. If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the Board in good faith.

(d)    Payment. Payment of the Purchase Price shall be made, at the option of the Company or its assignee(s), in cash (by cheque), by cancellation of all or a portion of any outstanding indebtedness of the Holder to the Company (or, in the case of repurchase by an assignee, to the assignee), or by any combination thereof within thirty (30) days after receipt of the Notice or in the manner and at the times set forth in the Notice.

(e)    Holder’s Right to Transfer. If all of the Shares proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the Company and/or its assignee(s) as provided in this Section 1, then the Holder may sell or otherwise transfer such Shares to that Proposed Transferee at the Offered Price or at a higher price, provided that such sale or other transfer is consummated within ninety (90) days after the date of the Notice, that any such sale or other transfer is effected in accordance with any applicable securities laws and that the Proposed Transferee agrees in writing that the provisions of this Section 1 shall continue to apply to the Shares in the hands of such Proposed Transferee. If the Shares described in the Notice are not transferred to the Proposed Transferee within such period, a new Notice shall be given to the Company, and the Company and/or its assignees shall again be offered the Right of First Refusal before any Shares held by the Holder may be sold or otherwise transferred.

(f)    Exception for Certain Family Transfers. Anything to the contrary contained in this Section 1 notwithstanding, the transfer of any or all of the Shares during the Award Holder’s lifetime or on the Award Holder’s death by will or intestacy to the Award Holder’s Immediate Family or a trust for the benefit of the Award Holder’s Immediate Family shall be exempt from the provisions of this Section 1. “Immediate Family” as used herein means spouse, lineal descendant or antecedent, father, mother, brother or sister. In such case, the transferee or other recipient shall receive and hold the Shares so transferred subject to the provisions of this Section 1, and there shall be no further transfer of such Shares except in accordance with the terms of this Section 1.

(g)    Termination of Right of First Refusal. The Right of First Refusal shall terminate as to any Shares upon the earlier of (i) the first sale of Common Shares of the Company to the general public, or (ii) a Change in Control of the Company in which the successor corporation has equity securities that are publicly traded.

2.    Lock-Up Period. The Award Holder hereby agrees that the Award Holder shall not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Shares (or other securities) of the Company or enter into any swap, hedging or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Common Shares (or other securities) of the Company held by the Award Holder (other than those included in the registration) for a period specified by the representative of the underwriters of Common Shares (or other securities) of the Company not to exceed one hundred and eighty (180) days following the effective date of any registration statement of the Company filed under the Securities Act (or such other period as may be requested by the Company or the underwriters to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in NASD Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto).

FOR SHARE APPRECIATION RIGHTS ADD THE FOLLOWING:

3.    the Award Holder’s Representations. In the event the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), at the time this Share Appreciation Right is exercised, the Award Holder shall, if required by the Company, concurrently with the exercise of all or any portion of this Share Appreciation Right, deliver to the Company his or her Investment Representation Statement in the form attached as Exhibit A to Schedule C of the Plan, or in such other form as the Company may require.

4.    Reliance End Date. Until the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, or after the Administrator determines that it is, will, or may no longer be relying upon the exemption from registration of Options under the Exchange Act as set forth in Rule 12h-1(f) promulgated under the Exchange Act (the “Reliance End Date”), the Award Holder shall not transfer this Award or, prior to exercise, the Shares subject to this Award, in any manner other than (i) to persons who are “family members” (as defined in Rule 701(c)(3) of the Securities Act) through gifts or domestic relations orders, or (ii) to an executor or guardian of the Award Holder upon the death or Disability of the Award Holder. Until the Reliance End Date, the Award and, prior to exercise, the Shares subject to this Award, may not be pledged, hypothecated or otherwise transferred or disposed of, including by entering into any short position, any “put equivalent position” or any “call equivalent position” (as defined in Rule 16a-1(h) and Rule 16a-1(b) of the Exchange Act, respectively), other than as permitted in clauses (i) and (ii) of this paragraph.

If you would like to accept this Award on the terms and conditions noted, please sign in the space provided below.

DWSI HOLDINGS INC.

Per:                    Authorized Signatory

[I / We], [NAME OF AWARD HOLDER] hereby accept the above Award and agree to the terms and conditions described in this Award Agreement, including the terms and conditions of the Plan and agree to accept as binding, conclusive and final all decisions and interpretations of the Board upon any questions arising under the Plan, as of this day of             , 20●.

[NAME OF AWARD HOLDER]

Signature

Witness:
(Please print name)

SCHEDULE C

NOTICE OF EXERCISE OF SHARE APPRECIATION RIGHT UNDER

THE 2020 EQUITY INCENTIVE PLAN

TO:    DWSI HOLDINGS INC. (the “Company”)

FROM:

DATE:

RE:    Exercise of Share Appreciation Right

Please be advised that in connection with Share Appreciation Right granted pursuant to an Award Agreement dated             , 20     the undersigned hereby wishes to exercise their Share Appreciation Right in respect of                     Shares of DWSI Holdings Inc. at a per Share [Exercise Price or hurdle price] of $         . The Award Holder confirms that such Share Appreciate Rights have vested in accordance with the terms of the Award Agreement and the Plan.

The Award Holder hereby agrees to assist DWSI Holdings Inc. in the filing of, and will timely file, all reports that the Award Holder may be required to file under the applicable laws, if any. The Award Holder further acknowledge: (a) that any Shares to be issued to me as a result of the exercise of my Share Appreciation Right may only be issued if the issuance is in compliance with applicable securities laws; (b) such Shares are subject to the constating documents of the Company; and (c) any sale or transfer of such Shares is subject to the resale rules under applicable securities laws and the constating documents of the Company.

[Please prepare the share certificate, if any, in the following name(s):

NOTE: If any Shares are to be registered in a name other than the Award Holder’s name, please advise the Company. The Plan requires the Company’s approval for registration in a name other than the Award Holder’s name and states the limited circumstances in which this will be permitted.

Sincerely,

Signature

          Print or type name of Award Holder

Notice received on             , 20     .

EXHIBIT A

INVESTMENT REPRESENTATION STATEMENT

AWARD HOLDER:

COMPANY:	DWSI HOLDINGS INC. COMMON SHARES (the “Securities”)

AMOUNT:

DATE:

In connection with the purchase of the above-listed Securities, the undersigned the Award Holder represents to the Company the following:

(a)    The Award Holder is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. The Award Holder is acquiring these Securities for investment for The Award Holder’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

(b)    The Award Holder acknowledges and understands that the Securities constitute “restricted securities” under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Award Holder’s investment intent as expressed herein. In this connection, the Award Holder understands that, in the view of the Securities and Exchange Commission, the statutory basis for such exemption may be unavailable if the Award Holder’s representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one (1) year or any other fixed period in the future. The Award Holder further understands that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. The Award Holder further acknowledges and understands that the Company is under no obligation to register the Securities. The Award Holder understands that the certificate evidencing the Securities shall be imprinted with any legend required under applicable state securities laws.

(c)    The Award Holder is familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of the grant of the share appreciation right to the Award Holder, the exercise shall be exempt from registration under the Securities Act. In the event the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, ninety (90) days thereafter (or such longer period as any market stand-off agreement may require) the Securities exempt under Rule 701 may be resold, subject to the satisfaction of the applicable conditions specified by Rule 144, including in the case of affiliates (1) the availability of certain public information about the Company, (2) the amount of Securities being sold during any three (3) month period not exceeding specified limitations, (3) the resale being made in an unsolicited “broker’s transaction”, transactions directly with a “market maker” or “riskless principal transactions” (as those terms are defined under the Securities Exchange Act of 1934) and (4) the timely filing of a Form 144, if applicable.

In the event that the Company does not qualify under Rule 701 at the time of grant of the share appreciation right, then the Securities may be resold in certain limited circumstances subject to the provisions of Rule 144,which may require (i) the availability of current public information about the Company; (ii) the resale to occur more than a specified period after the purchase and full payment (within the meaning of Rule 144) for the Securities; and (iii) in the case of the sale of Securities by an affiliate, the satisfaction of the conditions set forth in sections (2), (3) and (4) of the paragraph immediately above.

(d)    The Award Holder further understands that in the event all of the applicable requirements of Rule 701 or 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption shall be required; and that, notwithstanding the fact that Rules 144 and 701 are not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rules 144 or 701 shall have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk. The Award Holder understands that no assurances can be given that any such other registration exemption shall be available in such event.

AWARD HOLDER

Signature

Print Name

Date

SCHEDULE D

ALLOTTED PLAN SHARES

As of April 14, 2020, the aggregate number of Plan Shares allotted and reserved for issuance under the Plan and any other plans of a similar nature will not exceed 15% of the Company’s aggregate Common Shares, on a fully diluted basis.